Exhibit 99.1

BioDelivery Sciences Reaffirms its Strengthened Position

Following Reexamination of MonoSol Patents

RALEIGH, N.C. – October 18, 2012 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today reaffirmed its continued strong position and ongoing progress made in its defense of a process patent infringement lawsuit previously served against BDSI and its partners for ONSOLIS, by MonoSolRx, LLC (MonoSol). BDSI reaffirms that its products and technologies do not infringe on MonoSol’s original patents, and BDSI believes that its position in this matter has only been strengthened by the recent actions of the U.S. Patent Office that significantly narrow or fully reject the claims in MonoSol’s patents.

As expected, in Ex Parte Reexamination proceedings before the U.S. Patent Office brought by BDSI relating to two of MonoSol’s patents in the case (US Patent No. 7,357,891 (‘891 Patent) and US Patent No. 7,425,292 (‘292 Patent)), MonoSol amended the associated claims several times and made multiple declarations and arguments in an attempt to overcome the rejections made by the U.S. Patent Office. Through the proceedings, MonoSol was forced to significantly narrow its claims in order to obtain allowance, demonstrating that the original claims were invalid. These claim amendments, as well as declarations and other statements regarding the claim language, have significantly narrowed the scope of their patents.

Regarding MonoSol’s third patent in this case, US 7,824,588, the reexamination brought by BDSI continues, and to date, all 191 claims have now twice been rejected by the U.S. Patent Office, including most recently in an Action Closing Prosecution. BDSI expects a notice to be issued by the U.S. Patent Office concluding the reexamination in the next few months.

BDSI remains confident in its position and intends to continue its aggressive defense of this matter. In the meantime, BDSI remains focused on developing its pipeline of promising products utilizing its patent protected BioErodible MucoAdhesive (BEMA) technology to bring to market important new products, including BEMA Buprenorphine for chronic pain and BEMA Buprenorphine/Naloxone (BNX) for the treatment of opioid dependence.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation with naloxone for the treatment of opioid dependence. BEMA Buprenorphine for chronic pain is licensed on a worldwide basis to Endo Pharmaceuticals. BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the conference presentation described herein, and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company’s litigation with MonoSol and related proceedings before the U.S. Patent Office) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com